Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal High Income Opportunity Fund
333-140017, 811-21449


The annual meeting of shareholders was held on July
28, 2009. The meeting was subsequently adjourned to September 1, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           11,937,553
                    1,616
   Against
                738,356
                       300
   Abstain
                361,876
                         53
   Broker Non-Votes
             3,354,054
                       198
      Total
           16,391,839
                    2,167



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           12,034,542
                    1,663
   Against
                627,550
                       252
   Abstain
                375,693
                         54
   Broker Non-Votes
             3,354,054
                       198
      Total
           16,391,839
                    2,167




Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014924.